UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2007

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ENERGY PARTNERS, LTD.
(Exact name of registrant as specified in its charter)

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Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400
New Orleans, Louisiana 70170
(Address of principal executive offices)

(504) 569-1875
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[X] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Company has entered into a Commitment Letter dated as of March 13, 2007, pursuant to which Banc of America Securities LLC, Banc of America Bridge LLC and Bank of America, N. A. have committed to provide sufficient funds to finance the repurchase of up to $200 million of the Company’s outstanding common stock, refinance the Company’s bank credit facility and refinance the Company’s 8¾% Senior Notes due 2010 through a concurrent debt tender offer and consent solicitation. The commitment provides for: (a) a $300 senior secured revolving credit facility, of which not more than $165 million may be drawn at the closing and (b) at least $450 million in gross proceeds from the issuance and sale of notes and/or convertible notes or, alternatively, at least $450 million of senior unsecured bridge loans as interim financing. Such commitments are subject to various conditions, including customary closing conditions.

The foregoing description of the Commitment Letter is qualified in its entirety by reference to the Commitment Letter, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit. The following exhibit is filed herewith:

Exhibit No.	Description
10.1	Commitment Letter from Banc of America Securities LLC, Banc of America Bridge LLC and Bank of America, N.A. to Energy Partners Ltd., dated as of March 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2007
ENERGY PARTNERS, LTD. By: /s/ John H. Peper John H. Peper Executive Vice President, General Counsel and Corporate Secretary